Exhibit 3

PERFORMANCE UNDERTAKING AGREEMENT

Dated as of November 7, 2012

made by

REYNOLDS GROUP HOLDINGS LIMITED,

REYNOLDS GROUP HOLDINGS INC.,

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) IV S.À R.L, and

THE OTHER PERFORMANCE GUARANTORS IDENTIFIED ON ANNEX 1 HERETO

each, as Performance Guarantor,

in favor of

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,

“RABOBANK NEDERLAND”, New York Branch,

as Administrative Agent

PERFORMANCE UNDERTAKING AGREEMENT

PERFORMANCE UNDERTAKING AGREEMENT, dated as of November 7, 2012 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), made by REYNOLDS GROUP HOLDINGS LIMITED, a limited liability company organized under the laws of New Zealand (“RGHL”), REYNOLDS GROUP HOLDINGS INC., a Delaware corporation (“RGHI”), BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) IV S.À R.L, a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand-Duchy of Luxembourg having its registered office at 6C Rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B165957 (“BPH IV”), and each other party identified on Annex 1 to this Agreement as a Performance Guarantor (each, collectively with RGHL, RGHI and BPH IV, the “Performance Guarantors”) in favor of COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, New York Branch, as administrative agent (together with its successors and assigned in such capacity, the “Administrative Agent”) under the Receivables Loan and Security Agreement (as defined below), for the benefit of the Secured Parties (as defined in such Receivables Loan and Security Agreement)

PRELIMINARY STATEMENTS.

1. Pursuant to that certain Purchase and Sale Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”), among each party identified on Annex 1 thereto as a Seller, each as a Seller and as a Subservicer thereunder, RGHI, as initial Master Servicer, BPH IV, as initial Lux Manager, and Beverage Packaging Factoring (Luxembourg) S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of the Grand-Duchy of Luxembourg with registered office at 6C, rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the register of commerce and companies of Luxembourg under number B 166.005 (the “Buyer”), the Sellers will, from time to time, sell Receivables and related rights and security to the Buyer.

2. Pursuant to that certain Receivables Loan and Security Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Loan and Security Agreement”), among the Buyer, as Borrower, RGHI, as initial Master Servicer, BPH IV, as initial Lux Manager, Nieuw Amsterdam Receivables Corporation, as a Conduit Lender, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as a Committed Lender and Facility Agent and as Administrative Agent, and the other Conduit Lenders, Committed Lenders and Facility Agents from time to time party thereto, the Buyer will, from time to time, borrow funds to purchase the Receivables and grant a security interest in, among other things, the Receivables and related rights and security, including its rights under the Purchase and Sale Agreement, to the Administrative Agent for the benefit of the Secured Parties.

3. RGHL owns, directly or indirectly, all of the issued and outstanding capital stock, membership interests or other equity interests of each of the other Performance Guarantors, the Buyer, the Master Servicer, the Lux Manager and each Seller.

4. It is a condition precedent to the effectiveness of the Receivables Loan and Security Agreement that each of the Performance Guarantors shall have executed and delivered this Agreement.

5. Terms defined in the Receivables Loan and Security Agreement (including Annex I thereof) and not otherwise defined in this Agreement are used in this Agreement as defined in the Receivables Loan and Security Agreement (including Annex I thereof).

NOW, THEREFORE, in consideration of the premises, and the substantial direct and indirect benefits to each of the Performance Guarantors from the financing arrangements contemplated by the Receivables Loan and Security Agreement and the Purchase and Sale Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Performance Guarantors jointly and severally hereby agree as follows:

SECTION 1. Unconditional Undertaking.

(a) Each of the Performance Guarantors, hereby jointly and severally, unconditionally and irrevocably undertakes and agrees with the Administrative Agent for the benefit of each Secured Party (collectively the “Indemnified Parties”):

(i) to cause the due and punctual payment, performance and observance by each other Reynolds Party other than the Borrower, RGHL and BPH IV (each a “Guaranteed Party” and collectively, the “Guaranteed Parties”) of each such Guaranteed Party’s terms, covenants, conditions, agreements, undertakings and obligations (individually, as Master Servicer, as a Subservicer, or in any other capacity) contained in (i) the Purchase and Sale Agreement and (ii) each other Transaction Document, in each case to which such Guaranteed Party is a party, including, without limitation, any agreement or obligation of any such Guaranteed Party to pay any indemnity or make any payment in respect of any applicable dilution adjustment or repurchase obligation under the Purchase and Sale Agreement or any such Transaction Document (all such terms, covenants, conditions, agreements, undertakings and obligations on the part of any of the Guaranteed Parties, to be paid, performed or observed, and including without limitation, obligations that accrue after the commencement of any bankruptcy, insolvency or similar proceeding, in each case whether or not allowed as a claim in such proceeding, being collectively called the “Guaranteed Obligations”; provided that the “Guaranteed Obligations” shall expressly exclude any of the foregoing to the extent that the failure by the relevant Seller to perform or pay such obligations results from any Receivable not being collected from or paid by, or otherwise being uncollectible from, the relevant Obligor on account of the insolvency, bankruptcy, creditworthiness, or financial inability to pay of the applicable Obligor or the intentional non-payment of amounts due by the related Obligor in breach of its obligations in respect of such Receivable); and

(ii) to pay promptly following receipt of a written demand (x) any and all reasonable and documented expenses (including reasonable counsel fees and expenses) incurred by the Indemnified Parties, or any of them, in enforcing any rights under this Agreement and (y) interest on amounts recoverable under this Agreement from the time when such amounts become due until payment thereof, at a rate of interest (computed for the actual number of days elapsed based on a year of 365 or 366 days, as the case may be) equal to the Default Rate in effect from time to time.

(b) The Performance Guarantors hereby jointly and severally agree that if any Guaranteed Party shall fail in any manner whatsoever to perform or observe any of its Guaranteed Obligations when the same shall be required to be performed or observed, then the Performance Guarantors jointly and severally shall themselves duly and punctually perform or observe, or cause to be duly and punctually performed and observed, such Guaranteed Obligation, and it shall not be a condition to the accrual of the obligation of any Performance Guarantor hereunder to perform or observe any Guaranteed Obligation (or to cause the same to be performed or observed) that any Indemnified Party shall have first made any request of or demand upon or given any notice to any of the Guaranteed Parties or any of their successors or assigns, or have instituted any action or proceeding against any of the Guaranteed Parties or any of their successors or assigns in respect thereof.

(c) For the avoidance of doubt, none of the Performance Guarantors shall have the obligation to guaranty (and does not guaranty) any obligations of the Obligors under the Receivables or any obligation of the Buyer under the Receivables Loan and Security Agreement. The exclusion of BHP IV from the Guaranteed Parties is not intended to relieve BHP IV from or otherwise affect any of BHP IV’s own covenants, conditions, agreements, undertakings and obligations under any Transaction Document.

SECTION 2. Obligations Absolute. Each Performance Guarantor, jointly and severally, undertakes and agrees that the Guaranteed Obligations will be paid and performed strictly in accordance with the terms of the Transaction Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Indemnified Party with respect thereto. The obligations of each of the Performance Guarantors under this Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Performance Guarantor to enforce this Agreement, irrespective of whether any action is brought against any of the Guaranteed Parties or whether any of the Guaranteed Parties is joined in any such action or actions. The liability of each of the Performance Guarantors under this Agreement shall be irrevocable, absolute and unconditional and, to the extent permitted by law, each Performance Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of the Guaranteed Obligations or any Transaction Document;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations under the Transaction Documents, or any other amendment or waiver of or any consent to departure from any Transaction Document;

(c) any taking, exchange, release or nonperfection of or failure to transfer title to any asset or collateral, or any taking, release, amendment or waiver of or consent to departure from any guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of any asset or collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any asset or collateral for all or any of the Guaranteed Obligations or any other obligations of the Buyer or any of the Guaranteed Parties under the Transaction Documents;

(e) the insolvency, bankruptcy or reorganization of the Buyer or any of the Guaranteed Parties or any change, restructuring or termination of the structure or existence of the Buyer or any of the Guaranteed Parties;

(f) any failure of any Indemnified Party to disclose to any of the Performance Guarantors any information relating to the financial condition, operations, properties or prospects of the Buyer or any of the Guaranteed Parties now or in the future known to such Indemnified Party (each Performance Guarantor waiving any duty on the part of such Indemnified Party to disclose such information);

(g) any impossibility or impracticality of performance, illegality, any act of any government, or any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Indemnified Party that might constitute a defense available to, or a discharge of, any of the Guaranteed Parties or any other guarantor of the Guaranteed Obligations; or

(h) any other circumstance, event or happening whatsoever, whether foreseen or unforeseen that might otherwise constitute a defense (other than payment or performance) available to any Guaranteed Party or any other guarantor of the Guaranteed Obligations.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time (x) any payment in connection with any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Indemnified Party, or (y) any performance or observance of any Guaranteed Obligation is rescinded or otherwise invalidated, upon the insolvency, bankruptcy or reorganization of the Buyer or any of the Guaranteed Parties or otherwise, all as though payment had not been made or as though such Guaranteed Obligation had not been performed or observed.

SECTION 3. Waivers and Acknowledgments.

(a) To the extent permitted by applicable law, each of the Performance Guarantors hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Agreement and any other document related thereto, and any requirement that any Indemnified Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any of the Guaranteed Parties or any other Person or any asset or collateral.

(b) Each of the Performance Guarantors hereby waives any right to revoke this Agreement, and acknowledges that this Agreement is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future. Without limiting the foregoing, each of the Performance Guarantors hereby agrees that the validity and enforceability of this Agreement, including without limitation, the provisions of Section 4 hereof, shall not be impaired or affected by any of the following, in each case without notice or demand to any of the Performance Guarantors: (i) any renewal, compromise, extension, acceleration or other change of the time for payment of, all or any part of the Transaction Documents or the Guaranteed Obligations; (ii) any change of any of the representations, covenants, termination events or any other terms or conditions of or pertaining to the Transaction Documents or the Guaranteed Obligations; (iii) taking or holding security for the payment of the Guaranteed Obligations, for the performance of this Agreement or otherwise and the exchange, enforcement, waiver, subordination and release of any such security; (iv) the application of any such security and direction of the order or manner of sale thereof as the secured party in its sole discretion may determine; (v) obtaining additional or substitute endorsers or guarantors; and (vi) exercising or refraining from exercising any rights against any Guaranteed Party or others.

(c) Each Performance Guarantor hereby represents and warrants to the Administrative Agent (for the benefit of the Indemnified Parties) that it has adequate means to obtain from each Guaranteed Party on a continuing basis all information concerning the financial condition of such Guaranteed Party, and that such Performance Guarantor is not relying on the Administrative Agent or any other Indemnified Party to provide such information either now or in the future.

SECTION 4. Subrogation and Subordination. Each Performance Guarantor hereby, jointly and severally with each other Performance Guarantor, agrees with the Administrative Agent (for the benefit of the Indemnified Parties) that it shall not exercise or assert any rights that it may now have or hereafter acquire against any of the Guaranteed Parties that arise from the existence, payment, performance or enforcement of such Performance Guarantor’s obligations under this Agreement or any other Transaction Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification or any right to participate in any claim or remedy of any Indemnified Party against any Guaranteed Party or any asset or collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Guaranteed Party, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right, unless and until all amounts payable under this Agreement shall have been paid in full and the Final Date shall have occurred. The payment of any amounts due with respect to any indebtedness of any Guaranteed Party now or hereafter owed to any Performance Guarantor that arise from the existence, payment, performance or enforcement of such Performance Guarantor’s obligations under this Agreement or any other Transaction Document is hereby subordinated to the prior payment in full of all of the Guaranteed Obligations. Each Performance Guarantor hereby, jointly and severally with each other Performance Guarantor, agrees that, after the occurrence and during the continuation of any default in the payment or performance of any of the Guaranteed Obligations, it will not demand, sue for or otherwise attempt to collect any such indebtedness of any Guaranteed Party to such Performance Guarantor until all of the Guaranteed Obligations shall have been paid and performed in full. If any amount shall be paid to any Performance Guarantor in violation of the preceding sentence at any time prior to the later of (i) the payment in full of the Guaranteed Obligations and all other amounts payable under this Agreement and all amounts payable to the Indemnified Parties under the Transaction Documents and (ii) the Final Date, such amount shall be held in trust for the benefit of the Indemnified Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Transaction Documents or to be held by the Administrative Agent as collateral security for any Guaranteed Obligations payable under this Agreement thereafter arising.

SECTION 5. Representations and Warranties. The Performance Guarantors hereby jointly and severally represent and warrant to the Administrative Agent (for the benefit of the Indemnified Parties) as follows with respect to each Performance Guarantor:

(a) It (i) is a corporation, private limited liability company, a limited liability company or limited partnership validly organized and existing under the laws of its jurisdiction of incorporation or organization, as the case may be, indicated at the beginning of this Agreement or in Annex I hereto; (ii) is duly qualified to do business, and, to the extent applicable, is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except to the extent that any failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect; and (iii) has the requisite organizational power and authority and the legal right to own and operate its properties and assets and to conduct its business, in each case, as now, heretofore and proposed to be conducted.

(b) The execution, delivery and performance by it of the Transaction Documents to which it is a party and the other documents to be delivered by it thereunder, and the transactions contemplated hereby and thereby, are within its organizational powers, have been duly authorized by all necessary or proper corporate, company, partnership, shareholder, member or partner action, as applicable, do not (i) contravene its certificate of incorporation, articles of association or limited liability company or limited partnership agreement, as the case may be, or by-laws or other constitutional documents, (ii) violate any applicable Law, or (iii) breach or result in a default under, or result in the acceleration of (or entitle any party to accelerate) the maturity of any of its obligations under, or result in or require the creation of any Lien upon any of its property pursuant to the terms of, any indenture, debenture, contract or any other agreement or instrument binding on or affecting the it or any of its properties, whether now owned or hereafter acquired, except in each case where such contravention, violation, breach, default, acceleration or Lien would not reasonably be expected to have a Material Adverse Effect.

(c) No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration, notice or filing with or to, any Governmental Authority or any other third party is required for (i) the due execution, delivery or performance by it of this Agreement or for the consummation of the transactions hereunder and thereunder, except, in the case of court proceedings in a Luxembourg court or the presentation of this Agreement, either directly or by way of reference, to an autorité constituée, such court or autorité constituée may require registration of all or part of the Transaction Documents with the Administration de l’Enregistrement et des Domaines in Luxembourg, which may result in registration duties at a fixed rate of €12 or an ad valorem rate, which depends on the nature of the registered document, becoming due and payable, and translation into French or German of all or part of the Transaction Documents at the cost and expense of any of the parties to such proceedings.

(d) This Agreement has been, and each other Transaction Document to which it is a party when delivered will have been, duly executed and delivered by it. This Agreement is, and the other Transaction Documents to which it is or will be a party when delivered hereunder will be, its legal, valid and binding obligations enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law).

(e) All information heretofore furnished or to be furnished at any time (not including financial statements) by or on behalf of any Performance Guarantor to any Indemnified Party in connection with this Agreement and the other Transaction Documents to which it is a party, is and will be accurate in all material respects as of the date so furnished and no such information contains, or will contain, as of the date so furnished any untrue statement of a material fact or omits to state, or will omit to state, as of the date so furnished a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not materially misleading.

(f) There is no pending or, to its knowledge, as applicable, threatened action or proceeding affecting it before any Governmental Authority which purports to affect the legality, validity or enforceability of any Transaction Document to which it is a party or that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(g) The Performance Guarantors have heretofore furnished to the Administrative Agent (i) the consolidated statements of comprehensive income, consolidated statements of financial position and related consolidated statements of changes in equity and cash flows of RGHL as of and for the fiscal year ended December 31, 2011 audited by and accompanied by the opinion of PricewaterhouseCoopers, independent public accountants, and (ii) the interim unaudited consolidated statements of comprehensive income, interim unaudited consolidated statements of financial position and related interim unaudited consolidated statements of changes in equity and cash flows of RGHL as of and for the six month period ended June 30, 2012, certified by its Financial Officer. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of RGHL and its Subsidiaries (as such term is used therein) as of such dates and for such periods. Such statements of financial position and the notes thereto disclose all material liabilities, direct or contingent, of RGHL and its Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, subject, in the case of unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes. No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect since December 31, 2011.

(h) It is not an “investment company” within the meaning of the Investment Company Act of 1940.

(i) Under the law of the its jurisdiction of incorporation it is not necessary that this Agreement or any other Transaction Document to which it is a party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp or registration taxes or other similar documentary or excise taxes be paid on or in relation to this Agreement or any other Transaction Documents or the transactions contemplated hereby or thereby.

(j) It: (i) is not a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/index.shtml or as otherwise published from time to time; (ii) is not (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; and (iii) to the best of its knowledge, none of the proceeds from any transaction under any Transaction Document will be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person.

(k) The Buyer is a “Securitization Subsidiary” and the transactions contemplated by the Transaction Documents are a “Permitted Receivables Financing” within the meaning of the Reynolds Credit Agreement.

(l) All of the issued and outstanding shares of common stock or membership interests of each of the Sellers and the Buyer and each of the Subordinated Loans are owned by RGHL, directly or indirectly through subsidiaries.

SECTION 6. Covenants. In addition to its other covenants contained herein or made pursuant hereto, each of the Performance Guarantors, jointly and severally with each other Performance Guarantor, hereby covenants with the Administrative Agent (for the benefit of the Indemnified Parties) that, for so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Advance and all other expenses or amounts (other than indemnification and contingent obligations for which no claim has been made) payable under the Receivables Loan and Security Agreement have been paid in full, or, if earlier, until the Final Date, unless the Administrative Agent shall otherwise consent in writing, it:

(a) Financial and other Information. Shall furnish the following to the Administrative Agent:

(i) as soon as practicable and in any event within the time period required under the Reynolds Credit Agreement for the delivery of the annual financial statements of RGHL, RGHL’s consolidated statements of comprehensive income, consolidated statements of financial position and related consolidated statements of changes in equity and cash flows showing the financial condition of RGHL and its consolidated Subsidiaries as of the close of each fiscal year and the results of its operations and the operations of RGHL and such Subsidiaries during such year, all audited by PricewaterhouseCoopers or other independent public accountants of recognized national standing;

(ii) as soon as practicable and in any event within the time period required under the Reynolds Credit Agreement for the delivery of the financial statements of RGHL with respect to the first three fiscal quarters in each of RGHL’s fiscal years, RGHL’s consolidated statements of comprehensive income, consolidated statements of financial position and related consolidated statements of changes in equity and cash flows showing the financial condition of RGHL and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of RGHL and such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year; and

(iii) such other information, documents, records or reports respecting RGHL or any other Performance Guarantor or its condition or operations, financial or otherwise, of it as the any Indemnified Party may from time to time reasonably request (it being understood that no stand alone financial information may be required with respect to any individual Performance Guarantor).

(b) Mergers, Consolidations and Sales of Assets. (i) RGHL, RGHI and BPH IV shall not amalgamate or consolidate with or merge into any other Person or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), unless at the time thereof and immediately after giving effect thereto, no Termination Event shall have occurred and be continuing and no Termination Event or Potential Termination Event would result therefrom, and the Person resulting from or surviving such amalgamation, consolidation or merger, or succeeding to such assets, shall have assumed the obligations of the applicable Performance Guarantor hereunder and under each Transaction Document to which it is a party and (ii) any other Performance Guarantor, shall not amalgamate or consolidate with or merge into any other Person or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), unless either (A) at the time thereof and immediately after giving effect thereto, no Termination Event shall have occurred and be continuing and no Termination Event or Potential Termination Event would result therefrom, and the Person resulting from or surviving such amalgamation, consolidation or merger, or succeeding to such assets, shall have assumed the obligations of the applicable Performance Guarantor hereunder and under each Transaction Document to which it is a party or (B) immediately after giving effect thereto, such Performance Guarantor shall be an Excluded Seller.

(c) Maintenance of Separate Existence. Shall not take any action, or omit to take any action, if the effect is to cause the Buyer to fail to perform or observe in any material respect the covenants contained in Section 5.01(q) or Section 5.02(l) of the Receivables Loan and Security Agreement.

(d) Stamp Taxes, etc. Shall pay all filing fees, stamp taxes and other similar documentary or excise taxes, if any, that may arise from the execution, delivery, enforcement or registration of this Agreement.

(e) Risk Retention. RGHL shall ensure that RGHL or one of its wholly-owned Affiliates (i) owns a net economic interest in the Buyer and the Receivables in an amount at least equal to 5% of the Net Receivables Balance by virtue of (A) the Reserve Percentage being greater than 5% and (B) the change of control restrictions under the Principal Transaction Documents, (ii) does not change the manner in which it retains such net economic interest (although transfers thereof among wholly-owned Affiliates shall be permitted), and (iii) does not enter into (or permit any of its wholly-owned Affiliates to enter into) any credit risk mitigation, short position or any other hedge with respect to such net economic interest, except to the extent permitted under Paragraph 1 of Article 122a of Directive 2006/48/EC (as amended by Directive 2009/111/EC) and any corresponding law or rule as in effect in any country in the European Economic Area and applicable (directly or indirectly) to such Lender (“Article 122a”). RGHL shall promptly furnish to each Lender such information, documents, tapes, data, records or reports regarding the Receivables or the Buyer as such Lender may from time to time reasonably request in order to enable such Lender to comply with its due diligence and monitoring obligations under Article 122a. For the avoidance of doubt, references herein to Article 122a shall include any related directive given by an applicable Governmental Authority directly to any Lender or any Affiliate of such Lender or in relation to such Lender’s Advances.

SECTION 7. Payments Free and Clear of Taxes, etc.

(a) All payments made by each Performance Guarantor to an Indemnified Party hereunder shall be made without deduction or withholding for or on account of any Taxes, unless such deduction or withholding is required by law (including FATCA). If a Performance Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable to an Indemnified Party hereunder, (i) the amount payable to such Indemnified Party shall be increased such that after deduction or withholding for or on account of any such Taxes other than Excluded Taxes (including any such Taxes other than Excluded Taxes on such increase), the amount payable to such Indemnified Party is equal to the amount that would have been payable had no such deduction or withholding been made, (ii) the Performance Guarantors, jointly and severally, shall make such deduction or withholding and (iii) the Performance Guarantors, jointly and severally, shall pay to the appropriate taxing authority any such Taxes required to be deducted or withheld.

(b) Within 30 days after the date of any payment by a Performance Guarantor of Taxes pursuant to this Section 7, such Performance Guarantor shall furnish to the Administrative Agent, at its address referred to in Section 9, appropriate evidence of payment thereof.

(c) Without prejudice to the survival of any other agreement of the Performance Guarantors hereunder, the agreements and obligations of the Performance Guarantors contained in this Section 7 shall survive any termination of this Agreement.

(d) For purposes of Section 7(a)(i), “Excluded Taxes” shall mean any (i) Taxes imposed as a result of a present or former connection between the Indemnified Party and the jurisdiction imposing such Taxes (other than a connection arising solely from such Indemnified Party having executed, delivered, enforced, become a party to, performed its obligations, received payments, received or perfected a security interest under, or engaged in any other transaction pursuant to, this Agreement or any other Transaction Document); (ii) withholding Taxes attributable to a failure by any Indemnified Party to deliver (if it is legally entitled to do so) to the Performance Guarantors upon request such properly completed and executed documentation prescribed by applicable law, if any, as will permit payments under this Agreement to be made without, or at a reduced rate of, withholding Tax; (iii) U.S. federal withholding Taxes, except to the extent such Taxes result from a Change in Law that occurs after the first date such Indemnified Party became a party to this Agreement or any other Transaction Document (or, if to the extent such Indemnified Party is an intermediary, partnership or other flow-through entity for applicable Tax purposes, the date the relevant beneficiary or member of such Indemnified Party became such a beneficiary or member, if later); or (iv) Taxes arising under FATCA.

SECTION 8. Amendments, etc. No amendment or waiver of any provision of this Agreement or consent to any departure by any Performance Guarantor herefrom shall be effective unless in a writing signed by the Administrative Agent and the Majority Facility Agents (and, in the case of any amendment, also signed by each Performance Guarantor), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 9. Notices; Effectiveness; Electronic Communications.

(a) Generally. All notices, requests, demands, directions and other communications (collectively “notices”) under the provisions of this Agreement shall be in writing (including facsimile or electronic communication) unless otherwise expressly permitted hereunder and shall be sent by first-class mail, first-class express mail or courier, or by facsimile, in all cases with charges prepaid. Any such properly given notice shall be effective when received. All notices shall be sent, in the case of any Performance Guarantor or the Administrative Agent, at its respective address, e-mail address or facsimile number, as the case may be, set forth on the signature pages to this Agreement.

(b) Change of Address, Etc. Any party hereto may change its mailing address, telephone number, telecopier number or e-mail address for notices and other communications hereunder and under the other Transaction Documents by notice to the other parties hereto.

SECTION 10. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any Indemnified Party in exercising any right, power or privilege under the Transaction Documents shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Administrative Agent and the Indemnified Parties under the Transaction Documents are cumulative and not exclusive of any rights or remedies which the Administrative Agent and the Indemnified Parties would otherwise have.

SECTION 11. Continuing Agreement; Assignments under Receivables Loan and Security Agreement. This Agreement is a continuing agreement and shall, subject to the reinstatement provisions contained in Sections 2 and 17, (a) remain in full force and effect until the Business Day following the Final Date; provided, however, that the agreements set forth in Sections 17 and 18 shall be continuing and shall survive any termination of this Agreement, (b) be binding upon each Performance Guarantor, its successors and permitted assigns, and (c) inure to the benefit of, and be enforceable by, the Indemnified Parties and each of their respective successors and permitted transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, (A) any Lender may assign all or any of its Advances under the Receivables Loan and Security Agreement in accordance with the terms thereof, and (B) the Administrative Agent may be replaced pursuant to the provisions of the Receivables Loan and Security Agreement, and such assignee, or such replacement Administrative Agent, shall thereupon become vested with all the benefits in respect thereof granted to such Lender or the Administrative Agent, as the case may be, herein or otherwise. No Performance Guarantor shall have the right to assign this Agreement or any or all of its respective rights or obligations hereunder or any interest herein to any Person except in connection with a merger or consolidation permitted under Section 6 with the prior written consent of the Administrative Agent and all Facility Agents.

SECTION 12. Survival. All representations and warranties of each Performance Guarantor contained herein or made in connection herewith shall survive the making thereof, and shall not be waived by the execution and delivery of this Agreement, any investigation by the Administrative Agent or any Indemnified Party, the purchase, repurchase or payment of any Receivable, or any other event or condition whatsoever (other than a written waiver complying with Section 8 hereof). Except as set forth in Section 6 hereof, the covenants and agreements contained in or given pursuant to this Agreement shall continue in full force and effect until the termination of this Agreement as provided in Section 11 hereof and thereafter, to the extent provided in such Section.

SECTION 13. Entire Agreement. This Agreement and the other Transaction Documents to which the parties hereto are a party contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, written or oral, relating to the subject matter hereof.

SECTION 14. Set-Off. In case a Termination Event shall occur and be continuing, each Indemnified Party shall have the right, in addition to all other rights and remedies available to it, without notice to any Performance Guarantor to set-off against and to appropriate and apply to any amount owing by any Performance Guarantors hereunder which has become due and payable, any debt owing to, and any other funds held in any manner for the account of, any Performance Guarantor by an Indemnified Party, including all funds in all deposit accounts now or hereafter maintained by any Performance Guarantor with an Indemnified Party. Such right shall exist whether or not such debt owing to, or funds held for the account of, such Performance Guarantor, is or are matured other than by operation of this Section 14 and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to any Indemnified Party.

SECTION 15. Severability of Provisions. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

SECTION 16. Governing Law; Jurisdiction; Waiver of Jury Trial, etc.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) Each Performance Guarantor and the Administrative Agent (on behalf of itself and each other Indemnified Party) hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each Performance Guarantor and the Administrative Agent (on behalf of itself and each other Indemnified Party) hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Performance Guarantors and the Administrative Agent (on behalf of itself and each other Indemnified Party) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each Performance Guarantor which is organized under the laws of any jurisdiction other than a State of the United States of America hereby irrevocably designates, appoints, and empowers RGHI, and in Section 16(c) of that certain Lux Performance Undertaking Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Lux Performance Undertaking”), from BPH IV in favor of the Administrative Agent, BPH IV has irrevocably designated, appointed, and empowered RGHI, in each case as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service for any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in the courts listed in Section 16(b) hereof or thereof which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. RGHI hereby accepts such irrevocable designation, appointment and agency and agrees with the Administrative Agent that (i) it shall perform its duties under this Section 16(c) and under Section 16(c) of the Lux Performance Undertaking and shall not terminate either such designation, appointment or agency unless consented to in writing by the Administrative Agent, (ii) any such legal process, summons, notices or documents may be served on it as agent for the applicable Performance Guarantor in any manner permitted by applicable law at its address set forth on the signature pages to this Agreement or as otherwise permitted by applicable law, and (iii) it shall notify the Administrative Agent in writing prior to any change of its address from the address set forth on the signature pages to this Agreement.

(d) EACH PERFORMANCE GUARANTOR AND THE ADMINISTRATIVE AGENT (ON BEHALF OF ITSELF AND EACH OTHER INDEMNIFIED PARTY) HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE ACTIONS OF ANY INDEMNIFIED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

SECTION 17. Payments Set Aside. To the extent that any Performance Guarantor makes a payment to the Administrative Agent or its assigns or the Administrative Agent or its assigns exercise rights of set-off and such payment or set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by, or is required to be refunded, rescinded, returned, repaid or otherwise restored to such Performance Guarantor, a trustee, a receiver or any other Person under any Law, including any bankruptcy or insolvency law or any common law or equitable cause, the obligation or part thereof originally intended to be satisfied shall, to the extent of any such restoration, be reinstated, revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred. The provisions of this Section 17 shall survive the termination of this Agreement.

SECTION 18. No Petition. Each Performance Guarantor hereto agrees not, prior to the date which is one (1) year and one (1) day after the Final Date, to acquiesce in, petition or otherwise, directly or indirectly, invoke, or cause the Buyer to invoke, the process of any Governmental Authority for the purpose of (i) commencing or sustaining a case against the Buyer under any bankruptcy, insolvency or similar law (including the Federal Bankruptcy Code), (ii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Buyer, or any substantial part of its property, or (iii) ordering the winding up or liquidation of the affairs of the Buyer. The provisions of this Section 18 shall survive the termination of this Agreement.

SECTION 19. Currency of Payment. Any payment to be made hereunder shall be made in U.S. Dollars, and the designation of such currency of payment is of essence.

SECTION 20. Judgment Currency.

(a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the “Original Currency”) to another currency (the “Other Currency”), each of the Performance Guarantors agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be the Spot Rate on the second Business Day preceding that on which judgment is given.

(b) The obligation of each Performance Guarantor in respect of a judgment (the “Paying Party”) in respect of any sum due in the Original Currency from it to another party to this Agreement or entitled to the benefits of this Agreement (the “Entitled Party”) shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Entitled Party of any sum adjudged to be so due in such Other Currency, the Entitled Party may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to the Entitled Party in the Original Currency, the Paying Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Entitled Party against any loss resulting from such purchase or from the inability to effect such purchase, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Entitled Party in the Original Currency, the Entitled Party agrees to remit to the Paying Party such excess.

[Signature pages follow]

IN WITNESS WHEREOF, each of the Performance Guarantors has caused this Agreement to be duly executed and delivered by its officer(s) thereunto duly authorized as of the date first above written.

REYNOLDS GROUP HOLDINGS LIMITED

	By:	/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

and witnessed by:

/s/ Amelia Hoyt
Name: Amelia Hoyt
Occupation: Personal Assistant
Address: Sydney

Address for Notices:		c/o Rank Group Limited
Level 22, 20 Bond St
Sydney 2000 Attention: Helen Golding
Fax: +61 2 9268 6693 Email: Helen.Golding@rankgroup.co.nz

[Signature Pages to Performance Undertaking Agreement (US)]

REYNOLDS GROUP HOLDINGS INC.

	By:	/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Secretary

Address for Notices:		Joseph Doyle c/o Pactiv LLC
1900 W. Field Court
Lake Forest, Illinois 60045 Email: jdoyle@pactiv.com Fax: 1 847 482 4589 with a copy to:

c/o Rank Group Limited Level 22, 20 Bond St Sydney 2000

Attention: Helen Golding Fax: +61 2 9268 6693
Email: Helen.Golding@rankgroup.co.nz

[Signature Pages to Performance Undertaking Agreement (US)]

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) IV S.À R.L., a private limited liability company (société à responsabilité limitée) with registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg, registered with Luxembourg register of commerce and companies under number B 165957

Duly represented by:

	By:	/s/ Cindi Lefari
Name: Cindi Lefari
Title: Authorized Signatory

Address for Notices:		c/o SIG Combibloc Group AG
Layfengasse 18
CH-8212 Neuhausen am Rheinfall Switzerland Attention: William Farlik
Fax: +41 52 674 66 05 Email: WFarlik@pactiv.com

with a copy to: c/o Rank Group Limited Level 22, 20 Bond St
Sydney 2000 Attention: Helen Golding
Fax: +61 2 9268 6693 Email: Helen.Golding@rankgroup.co.nz

[Signature Pages to Performance Undertaking Agreement (US)]

BLUE RIDGE PAPER PRODUCTS, INC.

	By:	/s/ Joseph B. Hanks
Name: Joseph B. Hanks
Title: Vice President and Secretary

Address for Notices:		Joseph Doyle c/o Pactiv LLC
1900 W. Field Court
Lake Forest, Illinois 60045 Email: jdoyle@pactiv.com Fax: 1 847 482 4589 with a copy to:

c/o Rank Group Limited Level 22, 20 Bond St Sydney 2000

Attention: Helen Golding Fax: +61 2 9268 6693
Email: Helen.Golding@rankgroup.co.nz

[Signature Pages to Performance Undertaking Agreement (US)]

EVERGREEN PACKAGING, INC.

	By:	/s/ Joseph B. Hanks
		Name:	Joseph B. Hanks
		Title:	Vice President and Secretary

Address for Notices:	Joseph Doyle c/o Pactiv LLC
1900 W. Field Court
Lake Forest, Illinois 60045 Email: jdoyle@pactiv.com Fax: 1 847 482 4589 with a copy to:

c/o Rank Group Limited Level 22, 20 Bond St Sydney 2000

Attention: Helen Golding Fax: +61 2 9268 6693
	Email:	Helen.Golding@rankgroup.co.nz

[Signature Pages to Performance Undertaking Agreement (US)]

GRAHAM PACKAGING COMPANY, L.P.

By: GPC OPCO GP LLC, its General Partner

	By:	/s/ Joseph B. Hanks
		Name:	Joseph B. Hanks
		Title:	Vice President and Secretary

Address for Notices:	Joseph Doyle c/o Pactiv LLC
1900 W. Field Court
Lake Forest, Illinois 60045 Email: jdoyle@pactiv.com Fax: 1 847 482 4589 with a copy to:

c/o Rank Group Limited Level 22, 20 Bond St Sydney 2000

Attention: Helen Golding Fax: +61 2 9268 6693
	Email:	Helen.Golding@rankgroup.co.nz

[Signature Pages to Performance Undertaking Agreement (US)]

GRAHAM PACKAGING L.C, L.P.

By: GRAHAM PACKAGING GP ACQUISITION LLC, its General Partner

	By:	/s/ Joseph B. Hanks
		Name:	Joseph B. Hanks
		Title:	Vice President and Secretary

Address for Notices:	Joseph Doyle c/o Pactiv LLC
1900 W. Field Court
Lake Forest, Illinois 60045 Email: jdoyle@pactiv.com Fax: 1 847 482 4589 with a copy to:

c/o Rank Group Limited Level 22, 20 Bond St Sydney 2000

Attention: Helen Golding Fax: +61 2 9268 6693
	Email:	Helen.Golding@rankgroup.co.nz

[Signature Pages to Performance Undertaking Agreement (US)]

GRAHAM PACKAGING PET TECHNOLOGIES INC.

	By:	/s/ Joseph B. Hanks
Name: Joseph B. Hanks
Title: Vice President, Secretary and General Counsel

Address for Notices:		Joseph Doyle c/o Pactiv LLC
1900 W. Field Court
Lake Forest, Illinois 60045 Email: jdoyle@pactiv.com Fax: 1 847 482 4589 with a copy to:

c/o Rank Group Limited Level 22, 20 Bond St Sydney 2000

Attention: Helen Golding Fax: +61 2 9268 6693
Email: Helen.Golding@rankgroup.co.nz

[Signature Pages to Performance Undertaking Agreement (US)]

GRAHAM PACKAGING PLASTIC PRODUCTS INC.

	By:	/s/ Joseph B. Hanks
Name: Joseph B. Hanks
Title: Vice President, Secretary and General Counsel

Address for Notices:		Joseph Doyle c/o Pactiv LLC
1900 W. Field Court
Lake Forest, Illinois 60045 Email: jdoyle@pactiv.com Fax: 1 847 482 4589 with a copy to:

c/o Rank Group Limited Level 22, 20 Bond St Sydney 2000

Attention: Helen Golding Fax: +61 2 9268 6693
Email: Helen.Golding@rankgroup.co.nz

[Signature Pages to Performance Undertaking Agreement (US)]

GRAHAM PACKAGING PX HOLDING CORPORATION

	By:	/s/ Joseph B. Hanks
Name: Joseph B. Hanks
Title: Vice President and Secretary

Joseph Doyle c/o Pactiv LLC
Address for Notices:		1900 W. Field Court
Lake Forest, Illinois 60045 Email: jdoyle@pactiv.com Fax: 1 847 482 4589 with a copy to:

c/o Rank Group Limited Level 22, 20 Bond St Sydney 2000

Attention: Helen Golding Fax: +61 2 9268 6693
Email: Helen.Golding@rankgroup.co.nz

[Signature Pages to Performance Undertaking Agreement (US)]

GRAHAM RECYCLING COMPANY L.P.

By: GPC SUB GP LLC, its General Partner

	By:	/s/ Joseph B. Hanks
Name: Joseph B. Hanks
Title: Vice President and Secretary

Address for Notices:		Joseph Doyle c/o Pactiv LLC
1900 W. Field Court
Lake Forest, Illinois 60045 Email: jdoyle@pactiv.com Fax: 1 847 482 4589 with a copy to:

c/o Rank Group Limited Level 22, 20 Bond St Sydney 2000

Attention: Helen Golding Fax: +61 2 9268 6693
Email: Helen.Golding@rankgroup.co.nz

[Signature Pages to Performance Undertaking Agreement (US)]

PACTIV LLC

	By:	/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Vice President

Address for Notices:		Joseph Doyle c/o Pactiv LLC
1900 W. Field Court
Lake Forest, Illinois 60045 Email: jdoyle@pactiv.com Fax: 1 847 482 4589 with a copy to:

c/o Rank Group Limited Level 22, 20 Bond St Sydney 2000

Attention: Helen Golding Fax: +61 2 9268 6693
Email: Helen.Golding@rankgroup.co.nz

[Signature Pages to Performance Undertaking Agreement (US)]

REYNOLDS CONSUMER PRODUCTS, INC.

	By:	/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary

Address for Notices:		Joseph Doyle c/o Pactiv LLC 1900 W. Field Court Lake Forest, Illinois 60045
Email: jdoyle@pactiv.com Fax: 1 847 482 4589

with a copy to: c/o Rank Group Limited
Level 22, 20 Bond St Sydney 2000

Attention: Helen Golding Fax: +61 2 9268 6693 Email: Helen.Golding@rankgroup.co.nz

[Signature Pages to Performance Undertaking Agreement (US)]

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND CONSENTS TO THE PROVISIONS OF THIS AGREEMENT AS OF THE DATE FIRST ABOVE WRITTEN.

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Administrative Agent

By:	/s/ Raymond Dizon
Name: Raymond Dizon
Title: Executive Director

By:	/s/ Stephen G. Adams
Name: Stephen G. Adams
Title: Managing Director

Address for Notices:	Rabobank Nederland, New York Branch
245 Park Avenue, 37th floor
New York, New York 10167
Attention: NYSG
Facsimile No.: (914) 304-9324
Confirmation No.: (212) 808-6816
Email: naconduit@rabobank.com

[Signature Pages to Performance Undertaking Agreement (US)]

ANNEX 1

to Performance Undertaking

Agreement

LIST OF PERFORMANCE GUARANTORS

Name of Performance Guarantor	Place and Type of Organization
Reynolds Group Holdings Limited	a limited liability company organized under the laws of New Zealand
Reynolds Group Holdings Inc.	a Delaware corporation
Beverage Packaging Holdings (Luxembourg) IV S.À R.L,	a Luxembourg private limited liability company (société à responsabilité limitée)
Pactiv LLC	a Delaware limited liability company
Reynolds Consumer Products, Inc.	a Delaware corporation
Evergreen Packaging, Inc.	a Delaware corporation
Blue Ridge Paper Products, Inc.	a Delaware corporation
Graham Recycling Company L.P.	a Pennsylvania limited partnership
Graham Packaging Company, L.P.	a Delaware limited partnership
Graham Packaging Plastic Products Inc.	a Delaware corporation
Graham Packaging Pet Technologies Inc.	a Delaware corporation
Graham Packaging L.C, L.P.	a Delaware limited partnership
Graham Packaging PX Holding Corporation	a Delaware corporation

[Signature Page to the Performance Undertaking Agreement]